UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 17, 2009

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Wal-Mart Stores, Inc. is furnishing this Current Report on Form 8-K in order to furnish to the Securities and Exchange Commission a press release (the “Press Release”) that we will issue on February 17, 2009. The Press Release will disclose information regarding our results of operations and financial condition for our fiscal year ended January 31, 2009 (“Fiscal Year 2009”) and our fiscal quarter ended January 31, 2009 (the “2009 Fourth Quarter”).

The Press Release provides information regarding certain financial measures that may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. Those financial measures include:

•

Our underlying diluted earnings per share from continuing operations (as we define that measure in the Press Release) for Fiscal Year 2009 and the 2009 Fourth Quarter. The financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) that is most nearly comparable to our underlying diluted earnings per share from continuing operations for those periods are our diluted earnings per share from continuing operations as reported in our Condensed Consolidated Statements of Income for those periods.

•

Our free cash flow (as we define that measure in the Press Release) for Fiscal Year 2009. The financial measure calculated and presented in accordance with GAAP that is most nearly comparable to our free cash flow for that period is our net cash from continuing operations as reported in our Condensed Consolidated Statement of Cash Flows for the twelve months ended January 31, 2009.

•

Our comparable store sales for Fiscal Year 2009 and the 2009 Fourth Quarter calculated excluding the fuel sales of our Sam’s Club segment for such periods. The financial measure that is calculated and presented using amounts calculated in accordance with GAAP that is most nearly comparable to our comparable store sales for those periods calculated excluding such fuel sales are our comparable store sales calculated including the fuel sales of our Sam’s Club segment.

Our management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and financial condition as to the periods for which they are presented for the following reasons:

•

Our underlying diluted earnings per share from continuing operations provide investors with an understanding of our diluted earnings per share from continuing operations adjusted to exclude the effect of the charges that we took in the 2009 Fourth Quarter relating to our settlement of 63 U.S. class action wage and hour lawsuits. This measure assists investors in making a ready comparison of our diluted earnings per share from continuing operations for the 2009 Fiscal Year and the 2009 Fourth Quarter as so adjusted against those recent, published securities analysts’ estimates of our diluted earnings per share from continuing operations for those periods that did not include the effect of such charges and against published average or consensus estimates of our diluted earnings per share from continuing operations for those periods that are based, at least in part, on such analysts’ estimates.

•

Our free cash flow measures our ability to generate additional cash from our business operations over the period for which it is presented, which our management believes is an important financial measure for use in evaluating our financial performance.

•	Our comparable store sales excluding the fuel sales at our Sam’s Club segment permits investors to understand the effect of such fuel sales on our comparable store sales for the periods presented.

The Press Release includes a reconciliation of each such non-GAAP financial measure to the most nearly comparable financial measure that is calculated and presented in accordance with GAAP.

Item 9.01.	Financial Statements and Exhibits.

A copy of the Press Release being furnished pursuant to the foregoing Item 2.02 is included herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2009

WAL-MART STORES, INC.

By:	/s/ Thomas M. Schoewe
	Name:	Thomas M. Schoewe
	Title:	Executive Vice President and Chief Financial Officer